                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-8 Registration Statement relating to the registration of 600,000 shares under the Information Holdings Inc. 1998 Stock Option Plan of our report dated February 22, 2001, with respect to the consolidated financial statements of Information Holdings Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

New York, New York
September 5, 2001